Exhibit 99.1

Hilltop Holdings Inc. Q2 2014 Earnings Presentation Investor Presentation | July 31, 2014

Preface 2 200 Crescent Court, Suite 1330 Dallas, TX 75201 Phone: (214) 855-2177 Fax: (817) 887-1687 www.hilltop-holdings.com Anyone desiring additional information may contact: Isabell Novakov Phone: (214) 252-4029 Email: inovakov@plainscapital.com Corporate Headquarters Additional Information FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning acquisitions, including our pending acquisition of SWS Group, Inc. (“SWS”), integration of the assets and operations acquired in the First National Bank (“FNB”) transaction, mortgage loan origination volume, market trends, organic growth, commitment utilization, exposure management in our insurance operations, loan performance, the Company’s other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “might,” “probable,” “projects,” “seeks,” “should,” “target,” “view,” “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) risks related to Hilltop’s pending acquisition of SWS; (ii) risks associated with merger and acquisition integration, including SWS and the assets and liabilities of FNB; (iii) the Company’s ability to estimate loan losses; (iv) changes in the default rate of the Company’s loans; (v) risks associated with concentration in real estate related loans; (vi) the Company’s ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the Federal Deposit Insurance Corporation; (vii) changes in general economic, market and business conditions in areas or markets where the Company competes; (viii) severe catastrophic events in the Company’s geographic area; (ix) changes in the interest rate environment; (x) cost and availability of capital; (xi) changes in state and federal laws, regulations or policies affecting one or more of Hilltop’s business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xii) the Company’s ability to use net operating loss carry forwards to reduce future tax payments; (xiii) approval of new, or changes in, accounting policies and practices; (xiv) changes in key management; (xv) competition in the Company’s banking, mortgage origination, financial advisory and insurance segments from other banks and financial institutions, as well as insurance companies, mortgage bankers, investment banking and financial advisory firms, asset-based non-bank lenders and government agencies; (xvi) failure of the Company’s insurance segment reinsurers to pay obligations under reinsurance contracts; (xvii) the Company’s ability to use excess cash in an effective manner, including the execution of successful acquisitions; and (xviii) the Company’s participation in governmental programs, including the Small Business Lending Fund. For further discussion of such factors, see the risk factors described in the Hilltop Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the three and six months ended June 30, 2014, and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

3 Hilltop Holdings – Q2 2014 Highlights For the second quarter of 2014, GAAP income to common stockholders for Hilltop was $27.1 million, or $0.30 earnings per diluted share Return on average equity was 7.99% in Q2 2014 and 7.29% in Q2 2013 Return on average assets was 1.24% in Q2 2014 and Q2 2013 PlainsCapital Corp. subsidiaries reported pre-tax income of $51.3 million, while National Lloyds Corporation had a pre-tax loss of $5.5 million for the quarter Total assets increased to $9.4 billion at June 30, 2014, compared to $8.9 billion at December 31, 2013 Total stockholders’ equity increased by $85.2 million from December 31, 2013 to $1.4 billion at June 30, 2014 Hilltop remains well-capitalized with a 13.51% Tier 1 Leverage Ratio1 and a 18.79% Total Risk Based Capital Ratio Hilltop retains approximately $158 million of freely usable cash, as well as excess capital at its subsidiaries Note: (1) Based on the end of period Tier 1 capital divided by total average assets during the second quarter of 2014, excluding goodwill and intangible assets

4 Hilltop Holdings – Financial Summary Financial Highlights Q2 2013 Q1 2014 Q2 2014 Income to Common ($000) 20,943 23,760 27,085 EPS - Diluted ($) 0.24 0.26 0.30 Book Value Per Share ($) 12.59 13.76 14.22 NIM (taxable equivalent) 4.33% 4.62% 5.18% Assets ($000) 7,402,803 9,033,432 9,396,448 Loans, Gross ($000) 3,253,001 4,559,394 4,559,850 Deposits ($000) 4,496,469 6,663,176 6,155,310 Hilltop Stockholders’ Equity ($000) 1,170,895 1,354,497 1,396,442 NPLs/Total Loans 1 0.50% 0.51% 0.43% NPAs/Total Assets1 0.43% 0.32% 0.30% Tier 1 Leverage Ratio2 13.66% 13.12% 13.51% Total Risk Based Capital Ratio 18.90% 19.32% 18.79% Note: NPLs, NPAs and Total Loans exclude covered loans and covered REO Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets

Hilltop Holdings – Net Interest Income & Margin

- NIM expanded by 56 bps to 5.18% in Q2 2014 compared to Q1 2014
  - Yield on earning assets of 5.44% driven by gross loans, as average balance increased and average yield rose by 34 bps
  - Cost of interest bearing liabilities decline driven by a decrease in cost of interest bearing deposits to 27 bps, as the bank runs off higher cost deposit balances
  - Decline in cost of interest bearing deposits slightly offset by an increase in balance of other borrowings, driven by funding needs associated with the mortgage origination segment
- Higher NIM in Q2 2014 relative to Q2 2013 due to improved funding mix and yield on earning assets, driven significantly by FNB Transaction
- For Q2 2014, the tax equivalent NIM for Hilltop was 140 bps greater due to purchase accounting
  - Accretion of discount on loans of $25.9 million
  - Amortization of premium on acquired securities of $1.0 million
  - Amortization of premium on acquired time deposits of $2.5 million

Annual Yields and Rates (%)	Q2 2013	Q1 2014	Q2 2014
Interest Earning Assets			
Loans, Gross	5.95	6.29	6.63
Investment Securities, Taxable	2.60	2.71	2.66
Investment Securities, Non-Taxable	3.52	4.06	3.82
Fed Funds Sold and Securities to Resell	0.40	0.29	0.28
Interest Earning Deposits	0.25	0.25	0.22
Other	7.31	5.67	5.62
Total Interest Earning Assets	**4.82**	**4.90**	**5.44**
Interest Bearing Liabilities			
Interest Bearing Deposits	0.40	0.31	0.27
Notes Payable and Borrowings	1.66	1.60	1.18
Total Interest Bearing Liabilities	**0.70**	**0.46**	**0.43**
Net Interest Spread	**4.12**	**4.44**	**5.01**
Net Interest Margin	**4.33**	**4.62**	**5.18**

5

HILLTOP HOLDINGS

6 Hilltop Holdings – Noninterest Income Noninterest income was $203.3 million in Q2 2014, down 15.0% from Q2 2013 Noninterest income from mortgage origination segment declined $42.2 million from Q2 2013 to $123.0 million in Q2 2014, representing 61% of total noninterest income at June 30, 2014 Net insurance premiums earned increased $2.2 million from Q2 2013 to $40.8 million in Q2 2014, representing 20% of total noninterest income at June 30, 2014 Financial advisory fees and commissions decreased $3.7 million from Q2 2013 to $22.3 million in Q2 2014, representing 11% of total noninterest income at June 30, 2014 Accretion from FDIC indemnification asset of $490 thousand in Q2 2014 included in other noninterest income Noninterest Income Mix 2Q13 Total Noninterest Income: $239.2 million Noninterest Income Mix 2Q14 Total Noninterest Income: $203.3 million Gains on Sale And Other Mortgage Income , 52% Mortgage Origination Fees , 8% Net Insurance Premium Earned , 20% Investment Advisory Fees & Commissions , 11% Other , 8% Gains on Sale And Other Mortgage Income 60% Mortgage Origination Fees 9% Net Insurance Premium Earned 16% Investment Advisory Fees & Commissions 11% Other 4%

7 Hilltop Holdings – Noninterest Expense Noninterest expense was $251.2 million in Q2 2014, down 3.5% from Q2 2013 Compensation declined $8.3 million, or 6.2%, from Q2 2013 to $124.4 million in Q2 2014 due largely to lower variable compensation in mortgage origination segment, offset by additional compensation expense due to FNB Transaction Loss and LAE declined to $35.3 million in Q2 2014 from $48.2 million in Q2 2013 Occupancy and equipment increased to $25.8 million in Q2 2014 from $20.2 million in Q2 2013, primarily due to the FNB Transaction Amortization of identifiable intangibles from purchase accounting was $2.6 million in Q2 2014 Total Noninterest Expense: $260.4 million Total Noninterest Expense: $251.2 million Noninterest Expense Mix 2Q13 Noninterest Expense Mix 2Q14 Comp. and Benefits , 50% Loss and LAE , 14% Policy Acquisition and Other Underwriting Expense , 5% Occupancy and Equipment, net , 10% Other , 22% Comp. and Benefits , 51% Loss and LAE , 18% Policy Acquisition and Other Underwriting Expense , 4% Occupancy and Equipment, net , 8% Other , 18%

Hilltop Holdings – Balance Sheet

- Loans held for sale grew $523.7 million from Q1 2014 to Q2 2014, primarily due to spring/summer seasonal volume
- Gross non-covered loans HFI increased 1.9% from Q1 2014 (8% annualized)
- Continue to work through problem loans and covered OREO acquired from FNB, with covered loans, net of allowance, and covered OREO down $79.0 million since Q1 2014
- Gross loans HFI (covered and non-covered) to deposits ratio increased to 74.1% in Q2 2014, up from 68.4% in Q1 2014 and 67.2% in Q4 2013
- Total deposits declined $507.9 million in Q2 2014, as the run off of higher cost interest bearing deposits (down $588.5 million in Q2 2014) outpaces the growth in non-interest bearing deposits (up $80.7 million in Q2 2014)
- Short term borrowings grew by $695.8 million in Q2 2014
    - The result of higher funding requirements associated with the increase in loans held for sale, a decrease in deposits, and a slight increase in loans
- Common equity increased $41.9 million due to earnings and improvement in AOCI

($000s)	12/31/2013	3/31/2014	6/30/2014
Assets			
Cash & Federal Funds	746,023	917,410	688,785
Securities	1,261,989	1,329,690	1,328,716
Loans Held for Sale	1,089,039	887,200	1,410,873
Non-Covered Loans HFI, Gross	3,514,646	3,646,946	3,714,837
Allowance for Non-Covered Loan Losses	(33,241)	(34,645)	(36,431)
Non-Covered Loans HFI, Net	3,481,405	3,612,301	3,678,406
Covered Loans, Net of Allowance	1,005,308	909,783	840,898
Covered OREO	142,833	152,310	142,174
FDIC Indemnification Asset	188,291	188,736	175,114
Goodwill & Other Intangibles	322,729	319,916	317,113
Other Assets	666,505	716,086	814,369
Total Assets	**8,904,122**	**9,033,432**	**9,396,448**
Liabilities and Stockholders Equity			
Non-Int. Bearing Deposits	1,773,749	1,748,391	1,829,072
Int. Bearing Deposits	4,949,169	4,914,785	4,326,238
Total Deposits	6,722,918	6,663,176	6,155,310
Short Term Borrowings	342,087	491,406	1,187,193
Notes Payable	56,327	55,465	55,584
Junior Subordinated Debentures	67,012	67,012	67,012
Other Liabilities	403,856	401,160	534,187
Total Liabilities	**7,592,200**	**7,678,219**	**7,999,286**
SBLF Preferred Stock	114,068	114,068	114,068
Common Equity	1,197,073	1,240,429	1,282,374
Total Hilltop Equity	**1,311,141**	**1,354,497**	**1,396,442**
Minority Interest	781	716	720
Total Liabilities & Equity	**8,904,122**	**9,033,432**	**9,396,448**

8
HILLTOP HOLDINGS

9 PlainsCapital Corporation – Update We continue to organically grow legacy PlainsCapital Bank, while integrating and improving the former FNB franchise Hired 8 lending personnel in Q2 2014 and continue to grow the loan portfolio, particularly in new markets such as Corpus Christi and Houston Have received approval to open branches in Aledo, Alice, Corpus Christi, Houston and Victoria The bank has a solid pipeline and $1.2 billion in unfunded commitments as of June 30, 2014 Significant balance of draw notes and revolvers that will be utilized as real estate projects progress and the economy improves Credit quality remains strong, with non-covered NPAs to total consolidated assets declining to 0.30% in Q2 2014 Acquired FNB loan portfolio is high yielding, which overcompensates for elevated expenses related to working out problem assets and rationalizing the legacy platform PrimeLending continues to focus on purchase volume and recruiting in a challenging mortgage market Able to increase market share to 1.06% in Q2 2014, relative to 0.84% in Q1 2014 from 0.66% in Q2 2013 Home purchases volume represented 84% and 67% of originations in Q2 2014 and Q2 2013, respectively U.S. mortgage volume projected to decline 50% in Q2 2014 from Q2 2013; however, PrimeLending Q2 2014 volume down 20% relative to Q2 2013 First Southwest results continue to be pressured from year over year decline in the public finance and capital markets businesses Note: Market share based on PrimeLending Q2 origination volume relative to Mortgage Bankers Association Mortgage Finance Forecast (Q2 2014 total industry volume) as of July 15, 2014.

PlainsCapital Bank – Q2 2014 Highlights

- Bank's income before taxes of $41.5 million in Q2 2014
- Net interest income grew 32.4% from Q2 2013 to Q2 2014
- Total gross loans HFI were flat relative to Q1 2014
  - Gross non-covered loans HFI up $67.9 million
- Approximately 84% of noninterest expense increase from Q2 2013 to Q2 2014 due to FNB Transaction
- PrimeLending funds originations through a $1.5 billion warehouse from the bank; $1.3 billion was drawn at June 30, 2014
- Tier 1 Leverage Ratio of 9.97% and Total Risk Based Capital Ratio of 13.90%

Summary Results ($000)	Q2 2013	Q2 2014
Net Interest Income	68,597	90,828
Provision for Loan Losses	11,300	5,516
Noninterest Income	11,928	16,392
Noninterest Expense	31,919	60,240
Income Before Taxes	**37,306**	**41,464**
ROAA (%)	1.62	1.36
NIM (%)	5.20	5.52
Assets	6,399,072	8,223,370
Tier 1 Leverage Ratio (%)	9.74	9.97

Loans HFI Mix 2Q14



Consumer, 1%
C&D, 11%
C&I, 38%
Real Estate, 50%

Total Loans[1]: $4.6 billion

Deposit Mix 2Q14



Time, 31%
Non Int. Bearing Demand, 30%
Savings, 4%
Demand, 1%
Money Market, 16%
NOW, 19%

Total Deposits[1]: $6.2 billion

Note: (1) Loans HFI and deposit mix represent consolidated balances at Hilltop and, therefore, eliminate intercompany loans and deposits
Segment financials based on updated segment reporting breakdown change that occurred in Q4 2013

10

HILLTOP HOLDINGS

PlainsCapital Bank – Loan Portfolio by Classification 11 Covered PCI Loans Q2 2014 Total: $595.2 million Covered Non-PCI Loans Q2 2014 Total: $249.8 million Non-Covered PCI Loans Q2 2014 Total: $60.8 million Non-Covered Non-PCI Loans Q2 2014 Total: $3,654.1 million Note: PCI stands for Purchased Credit Impaired loans. Loan classification mix represents consolidated balances at Hilltop and, therefore, eliminate intercompany loans. Amounts above equal carrying value, after deductions for discount. C&I , 45% Real Estate , 43% C&D , 10% Consumer , 1% C&I , 10% Real Estate , 84% C&D , 7% C&I , 35% Real Estate , 43% C&D , 16% Consumer , 5%

PCI Loans at June 30, 2014 12 Purchased Credit Impaired (“PCI”) loans are loans with evidence of credit quality deterioration, for which it is probable that not all contractually required payments will be collected PCI loans include covered and non-covered loans PCI loans had a total discount of $302.1 million $279.4 million of the discount was related to covered loans Increase in expected cash flows in Q2 2014 of $26.9 million for covered PCI loans and $6.1 million for non-covered PCI loans Weighted average expected loss on PCI loans associated with the PlainsCapital Merger and the FNB Transaction was 23% and 24%, respectively ($000) Covered PCI Non-Covered PCI Total PCI Outstanding Balance 874,589 83,534 958,123 (Discount) (279,371) (22,747) (302,118) Carrying Amount 595,218 60,787 656,005 Allowance for Loan Loss (3,914) (3,574) (7,488) Total PCI Loans, Net of Allowance 591,304 57,213 648,517 Carrying Amount (Net of Allowance) / Outstanding Balance 67.6% 68.5% 67.7% Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal

Non-PCI Loans at June 30, 2014 13 ($000) Covered Non-PCI Non-Covered Non-PCI Total Non-PCI Outstanding Balance 267,115 3,684,186 3,951,301 (Discount) (17,320) (30,136) (47,456) Carrying Amount 249,795 3,654,050 3,903,845 Allowance for Loan Loss (201) (32,857) (33,058) Total Non-PCI Loans, Net of Allowance 249,594 3,621,193 3,870,787 Carrying Amount (Net of Allowance) / Outstanding Balance 93.4% 98.3% 98.0% Non-PCI loans include newly originated loans, acquired loans without credit impairment at acquisition, and acquired non-PCI loans that have renewed Non-PCI loans include covered loans and non-covered loans Portfolio on balance sheet at 98.0% unpaid principal balance with a total discount of $47.5 million $30.1 million discount was related to non-covered loans, while covered loans had a $17.3 million discount Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal

14 PrimeLending – Q2 2014 Highlights Income before taxes of $9.2 million in Q2 2014 declined year over year due to lower origination volume, offset by a decline in variable compensation expense Origination volume of $2.8 billion in Q2 2014 Purchase volume up 1% against Q2 2013 Refinance volume declined from 33% of total volume to 16% of total volume between the same periods Net gains from interest rate lock commitments totaled $25.7 million and $6.9 million during Q2 2014 and Q2 2013, respectively Salaries/benefits and segment operating costs for Q2 2014 decreased approximately 11% compared to Q2 2013 as the benefits of headcount reductions and other initiatives in Q3 and Q4 2013 were realized The MSR was valued at $35.9 million on $3.3 billion of serviced loan volume at June 30, 2014, compared to a value of $29.9 million on $2.7 billion of serviced loan volume at March 31, 2014 In July 2014, we sold MSR assets of $11.4 million, which represented approximately $1.0 billion of the segment’s serviced loan volume Mortgage Origination Trends Summary Results ($000) Q2 2013 Q2 2014 Net Interest Expense (11,847) (2,389) Provision for Loan Losses - - Noninterest Income 165,257 122,820 Noninterest Expense 134,487 111,224 Income Before Taxes 18,923 9,207 2,839 3,550 Note: Segment financials based on updated segment reporting breakdown change that occurred in Q4 2013. Origination Volume - % Purchase 67.0 84.4 2,378 2,396 1,172 443 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 Q2 2013 Q2 2014 Originations ($ millions) Home purchases Refinancings

15 First Southwest – Q2 2014 Highlights Pre-tax income of $640 thousand in Q2 2014 versus $2.0 million pre-tax income in Q2 2013 Noninterest income decline of $3.0 million, partially offset by noninterest expense decline of $2.0 million Noninterest expenses were down year over year, mainly driven by decreases in compensation that vary with revenue Substantial amount of noninterest income is driven by public finance, capital markets and clearing The TBA business, which provides interest rate protection for housing authorities, had fair value changes on derivatives that provided net gains of $3.2 million Summary Results ($000) Q2 2013 Q2 2014 Net Interest Income 3,511 3,178 Provision for Loan Losses (11) 17 Noninterest Income 28,863 25,838 Noninterest Expense 30,373 28,359 Income Before Taxes 2,012 640 Note: Segment financials based on updated segment reporting breakdown change that occurred in Q4 2013.

National Lloyds Corporation – Q2 2014 Highlights

- We expect higher losses in the second quarter from seasonal hail, wind and tornado events in Texas
- Growth in earned premium and improved claims loss experience (tied to a decline in severity of weather related losses) drove $15 million year over year improvement in pre-tax loss
- Based on our estimates of ultimate losses, claims associated with 2014 storms totaled $14.3 million through June 30, 2014, compared to $20.9 million at the same point a year ago
- In 2013, we initiated rate filings and performed a review of business concentrations, which resulted in cancellation of agents, non-renewal of policies and cessation of new business writing on certain products in problematic geographic areas
    - This has reduced the rate of premium growth during the first six months of 2014, and we expect a reduction in exposure to volatile weather

Summary Results ($000)	Q2 2013	Q2 2014
Net Interest Income	873	838
Provision for Loan Losses	-	-
Noninterest Income	40,777	43,123
Noninterest Expense	62,144	49,420
Loss Before Taxes	**(20,494)**	**(5,459)**

Combined Ratio Improvement



158.2%
33.4%
124.8%
118.2%
31.7%
86.5%
160.0%
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
Q2 2013
Q2 2014
Loss & LAE Ratio
Underwriting Expense Ratio

Note: Segment financials based on updated segment reporting breakdown change that occurred in Q4 2013.

Q2 2014 Direct Premiums Written



Commercial, 2%
Other, 0%
Mobile Home, 21%
Homeowners, 45%
Fire, 32%

Total: $48.0 million

16

HILLTOP HOLDINGS

17 Questions?